Exhibit 4.1
AMENDMENT NO. 2 TO PREFERRED STOCK RIGHTS AGREEMENT
     This Amendment No. 2 to Preferred Stock Rights Agreement (this “Amendment”), dated as of May 12, 2010, between Sybase, Inc., a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agent”), amends that certain Preferred Stock Rights Agreement, dated as of July 31, 2002, as amended by that certain Amendment No. 1 to Preferred Stock Rights Agreement dated as of February 14, 2005 (as so amended, the “Rights Agreement”).
     The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.
     In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:
     1. Section 1(a) of the Rights Agreement is hereby amended by adding as the final sentence to the definition of “Acquiring Person” the following:
“Notwithstanding the foregoing, SAP, America, Inc., a Delaware corporation (“Parent”), or any Affiliate or Associate thereof, including Sheffield Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”) or SAP AG, the parent corporation of Parent, shall not become an “Acquiring Person” as a result of one or more of (i) the approval, execution or delivery of that certain Agreement and Plan of Merger dated as of May 12, 2010 (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent and Purchaser, including the approval, execution and delivery of any amendments thereto, (ii) the announcement, commencement and consummation of the Offer (as such term is defined in the Merger Agreement), (iii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iv) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, including, without limitation, in connection with the Offer, the Merger or the exercise of the Top-Up Option (as such term is defined in the Merger Agreement), (v) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (vi) the announcement or consummation of any other transaction contemplated by the Merger Agreement.”
     2. Section 1(q) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
     ““Final Expiration Date” shall mean the earlier to occur of (i) August 15, 2012 or (ii) immediately prior to the Effective Time (as such term is defined in the Merger Agreement).”

     3. Section 1(gg) of the Rights Agreement is further amended by adding as the final sentence to the definition of “Shares Acquisition Date” the following:
“Notwithstanding anything in the Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of one or more of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the announcement, commencement and consummation of the Offer (as such term is defined in the Merger Agreement), (iii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iv) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, including, without limitation, in connection with the Offer, the Merger or the exercise of the Top-Up Option (as such term is defined in the Merger Agreement), (v) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (vi) the announcement or consummation of any other transaction contemplated by the Merger Agreement.”
     3. Section 3(a) of the Rights Agreement is further amended by adding as the final sentence thereto the following:
“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of one or more of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the announcement, commencement and consummation of the Offer (as such term is defined in the Merger Agreement), (iii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iv) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, including, without limitation, in connection with the Offer, the Merger or the exercise of the Top-Up Option (as such term is defined in the Merger Agreement), (v) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (vi) the announcement or consummation of any other transaction contemplated by the Merger Agreement.”
     4. Section 7(a) of the Rights Agreement is further amended by adding as the final sentence thereto the following:
“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of one or more of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the announcement, commencement and consummation of the Offer (as such term is defined in the Merger Agreement), (iii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iv) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, including, without limitation, in connection with the Offer, the Merger or the exercise of the Top-Up Option (as such term is defined in the Merger Agreement), (v) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (vi) the announcement or consummation of any other transaction contemplated by the Merger Agreement.”

     5. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:
“Notwithstanding anything in this Agreement to the contrary, no Triggering Event shall be deemed to have occurred as a result of one or more of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the announcement, commencement and consummation of the Offer (as such term is defined in the Merger Agreement), (iii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iv) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, including, without limitation, in connection with the Offer, the Merger or the exercise of the Top-Up Option (as such term is defined in the Merger Agreement), (v) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (vi) the announcement or consummation of any other transaction contemplated by the Merger Agreement.”
     6. Section 13 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:
“Notwithstanding anything in this Agreement to the contrary, no transaction described in clauses (a)(i), (ii) or (iii) of this Section 13 shall be deemed to have occurred solely as a result of one or more of (i) the approval, execution or delivery of the Merger Agreement, including the approval, execution and delivery of any amendments thereto, (ii) the announcement, commencement and consummation of the Offer (as such term is defined in the Merger Agreement), (iii) the consummation of the Merger (as such term is defined in the Merger Agreement), (iv) the acceptance for payment and purchase or exchange of Common Shares pursuant to the Merger Agreement, including, without limitation, in connection with the Offer, the Merger or the exercise of the Top-Up Option (as such term is defined in the Merger Agreement), (v) the announcement of the Merger Agreement or the Merger (as such term is defined in the Merger Agreement) or (vi) the announcement or consummation of any other transaction contemplated by the Merger Agreement.”
     7. A new Section 35 shall be added and shall read as follows:
“Section 35. Termination. Immediately prior to the Effective Time (as such term is defined in the Merger Agreement), this Agreement shall be terminated and all outstanding Rights shall expire.”
     8. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.
     9. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
     10. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.
     11. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations,

covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
     12. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

Company: SYBASE, INC.
By:	/s/ Dan Cohen
	Name:	Dan Cohen
	Title:	Corporate Counsel and Assistant Secretary

Rights Agent: AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Rights Agent
By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President